Exhibit 22
LISTING OF SUBSIDIARY GUARANTORS
TransDigm Group Incorporated (the "Company" or "TD Group") has unconditionally guaranteed, on a joint and several basis, each of the following registered and soon to be registered debt securities with each of the subsidiaries listed below under "Subsidiary Guarantors."

Registered and Soon to be Registered Debt Securities
8.00% Senior Secured Notes due 2025 (2025 Secured Notes)
6.375% Senior Subordinated Notes due 2026 (6.375% 2026 Notes)
6.875% Senior Subordinated Notes due 2026 (6.875% 2026 Notes)
6.25% Senior Secured Notes due 2026 (2026 Secured Notes)
7.50% Senior Subordinated Notes due 2027 (7.50% 2027 Notes)
5.50% Senior Subordinated Notes due 2027 (5.50% 2027 Notes)
(1)	4.625% Senior Subordinated Notes due 2029 (4.625% 2029 Notes)
(2)	4.875% Senior Subordinated Notes due 2029 (4.875% 2029 Notes)

(1)
The Company will use reasonable best efforts to effect the registration of the 4.625% 2029 Notes within 300 days of the issuance of the 4.625% 2029 Notes, as specified in the registration rights agreement relating to the 4.625% 2029 Notes, dated January 20, 2021, by and among TransDigm Inc., TD Group, TransDigm UK Holdings plc, the other subsidiary guarantors party thereto and Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives for the initial purchasers listed therein.

(2)
The Company will use reasonable best efforts to effect the registration of the 4.875% 2029 Notes within 300 days of the issuance of the 4.875% 2029 Notes, as specified in the registration rights agreement relating to the 4.875% 2029 Notes, dated April 21, 2021, by and among TransDigm Inc., TD Group, TransDigm UK Holdings plc, the other subsidiary guarantors party thereto and Citigroup Global Markets Inc., as representative for the initial purchasers listed therein.

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
17111 Waterview Pkwy LLC	Delaware
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems NA Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
Airborne Systems North America of NJ Inc.	New Jersey
AmSafe Global Holdings, Inc.	Delaware
AmSafe, Inc.	Delaware
Angus Electronics Co.	Delaware
Arkwin Industries, Inc.	New York
Armtec Countermeasures Co.	Delaware
Armtec Countermeasures TNO Co.	Delaware
Armtec Defense Products Co.	Delaware
Auxitrol Weston USA, Inc.	Delaware
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Beta Transformer Technology Corporation	New York
Beta Transformer Technology LLC	Delaware
Breeze-Eastern LLC	Delaware
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bridport-Air Carrier, Inc.	Washington
Bruce Aerospace Inc.	Delaware
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
Chelton Avionics Holdings, Inc.	Delaware
Chelton Avionics, Inc.	Delaware
CMC Electronics Aurora LLC	Delaware
Cobham Defense Products, Inc.	Delaware
Data Device Corporation	Delaware
Dukes Aerospace, Inc.	Delaware
Electromech Technologies LLC	Delaware
Esterline Europe Company LLC	Delaware
Esterline International Company	Delaware
Esterline Technologies Corporation	Delaware
Esterline Technologies SGIP LLC	Delaware
Extant Components Group Holdings, Inc.	Delaware
Extant Components Group Intermediate, Inc.	Delaware
HarcoSemco LLC	Connecticut
Hartwell Corporation	California
Hytek Finishes Co.	Delaware
ILC Holdings, Inc.	Delaware
Janco Corporation	California
Johnson Liverpool LLC	Delaware
Kirkhill Inc.	Delaware
Korry Electronics Co.	Delaware
Leach Holding Corporation	Delaware
Leach International Corporation	Delaware
Leach Mexico Holding LLC	Delaware
Leach Technology Group, Inc.	Delaware
MarathonNorco Aerospace, Inc.	Delaware
Mason Electric Co.	Delaware
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
NAT Seattle Inc.	Delaware

	Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
	NMC Group, Inc.	California
	Nordisk Aviation Products LLC	Delaware
	North Hills Signal Processing Corp.	Delaware
	North Hills Signal Processing Overseas Corp.	Delaware
	Norwich Aero Products, Inc.	New York
	Palomar Products, Inc.	Delaware
	Pexco Aerospace, Inc.	Delaware
	PneuDraulics, Inc.	California
	Schneller LLC	Delaware
	Semco Instruments, Inc.	Delaware
	Shield Restraint Systems, Inc.	Delaware
	Skandia, Inc.	Illinois
	Skurka Aerospace Inc.	Delaware
	Symetrics Industries, LLC	Florida
	Symetrics Technology Group, LLC	Florida
	TA Aerospace Co.	California
	Tactair Fluid Controls, Inc.	New York
	TDG ESL Holdings Inc.	Delaware
	TEAC Aerospace Holdings, Inc.	Delaware
	TEAC Aerospace Technologies, Inc.	Delaware
	Telair US LLC	Delaware
	Texas Rotronics, Inc.	Texas
(3)	TransDigm Inc.	Delaware
(3)	TransDigm UK Holdings plc	England and Wales
	Transicoil LLC	Delaware
	Whippany Actuation Systems, LLC	Delaware
	Young & Franklin Inc.	New York

(3)	Entity is also a subsidiary issuer.